Exhibit 4.1

AMENDMENT NO. 1 TO THE SHAREHOLDER PROTECTION RIGHTS AGREEMENT

Amendment No. 1, dated May 15, 2015 (the “Amendment”), to the Shareholder Protection Rights Agreement, dated February 17, 2015 (the “Rights Agreement”), by and between Metro Bancorp, Inc. (the “Company”) and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”).
WHEREAS, pursuant to Section 5.4 of the Rights Agreement, the Company and the Rights Agent may, prior to the Flip-in Date, from time to time, supplement or amend the Rights Agreement in any respect without the approval of any holders of the Rights;
WHEREAS, the Flip-in Date has not occurred;
WHEREAS, the Company desires to amend the Rights Agreement as set forth herein;
WHEREAS, pursuant to Section 5.4 of the Rights Agreement, by execution and delivery hereof, the Company requests that the Rights Agent duly execute and deliver this Amendment;
NOW, THEREFORE, the Company and the Rights Agent hereby agree to amend the Rights Agreement as follows.

1.	Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Rights Agreement.

2.
Section 1.1 of the Rights Agreement is amended by deleting the words “the first anniversary of the date of this Agreement” in clause (iii) of the definition of “Expiration Time” and replacing such words with “May 15, 2015”.

3.	Exhibit A to the Rights Agreement is amended by deleting the reference to “February 17, 2016” in the Form of Rights Certificate and substituting therefor “May 15, 2015”.

4.	Except as expressly set forth herein, the Rights Agreement shall not be supplemented or amended, and the Rights Agreement shall remain in full force and effect.

5.
Pursuant to Section 5.4 of the Rights Agreement, this Amendment shall be effective immediately upon execution by the Company and, following such execution, all references to the Rights Agreement shall be deemed to be references to the Rights Agreement, as amended hereby.

6.
Sections 5.11 (Successors), 5.15 (Governing Law; Exclusive Jurisdiction), 5.16 (Counterparts) and 5.17 (Severability) of the Rights Agreement are hereby incorporated by reference into this Amendment and shall apply to this Amendment, mutatis mutandis, as if fully set forth herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
METRO BANCORP, INC.

By:        /s/ Mark A. Zody
Name:    Mark A. Zody
Title:    Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A.

By:        /s/ Sharon Tucker-Lockett
Name:     Sharon Tucker-Lockett
Title:    Senior Vice President

[Signature Page to Amendment No. 1 to Rights Agreement]